Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CARMELL CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Carmell Corporation (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.
That the name of the Company is Carmell Corporation.
2.
That the original certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on January 21, 2021; the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on March 1, 2021; the Company then filed a second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on March 22, 2021; then Company then filed a third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on July 14, 2023; the Company then filed a certificate of amendment with the Secretary of the State of Delaware on August 1, 2023; and the Company then filed a certificate of designation of preferences, rights and limitations of Series A Convertible Voting Preferred Stock with the Secretary of State of the State of Delaware on August 9, 2023 (collectively, the “Certificate of Incorporation”).
3.
Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of this corporation is Longevity Health Holdings, Inc. (the “Corporation”).”

4.
This Certificate of Amendment was duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 242(b)(1) of the DGCL.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this Certificate of Amendment to the Certificate of Incorporation as of March 5, 2025.

CARMELL CORPORATION

By: /s/ Rajiv Shukla

Name: Rajiv Shukla

Title: Chief Executive Officer